EXHIBIT 99.2



                                            [Conformed Copy]



            AIR & WATER TECHNOLOGIES CORPORATION

                CERTIFICATE OF DESIGNATION

   5 1/2% SERIES A CONVERTIBLE EXCHANGEABLE PREFERRED STOCK


                     ($0.01 par value)


          We, the undersigned, William R. Lewis and Douglas
A. Satzger of Air & Water Technologies Corporation, a Delaware corporation (hereinafter called the "Corporation"), pursuant to the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware do hereby make this Certificate of Designation under the corporate seal of the Corporation and do hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors duly adopted the following resolutions:

          RESOLVED, that, pursuant to Article Fourth of the Certificate of Incorporation (which authorizes 2,500,000 shares of Preferred Stock, $0.01 par value, none of which are presently issued and outstanding), the Board of Directors hereby fixes the voting powers, designation and preferences and relative participating, optional and other special rights, and qualifications, limitations and restrictions of a class of Preferred Stock.

          RESOLVED, that each share of the Convertible
Exchangeable Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

          (1) Number and Designation. 1,200,000 shares of the Preferred Stock of the Corporation shall be designated as 5 1/2% Series A Convertible Exchangeable Preferred Stock
(the "Series A Preferred Stock").

          (2) Rank. The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank prior to all classes or series of equity securities of the Corporation, including the Common Stock (as defined below).

          (3) Dividends. (a) Except as otherwise provided in paragraph (8) below, the holders of the shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative dividends, at the annual rate of $2.75 per share, payable in cash quarterly in arrears in equal amounts on March 31, June 30, September 30 and December 31 of each year, commencing June 30, 1994, unless such day is not a business day, in which event on the next succeeding business day (each of such dates being a "Dividend Payment Date"), in preference to dividends on the Common Stock. Such dividends shall be paid to the holders of record at the opening of business on the record date for such Dividend Payment Date.

          (b)  Dividends shall accrue from the date of
original issue of the Series A Preferred Stock (the "Series A Initial Issuance Date"). Dividends, other than for a full quarterly period, shall accrue on the basis of a year of 365 days and the actual number of days elapsed (including the first day but excluding the last day of such period). Quarterly dividends which are not paid in full in cash will cumulate without interest until such accumulated quarterly dividends shall have been declared and paid in cash by the Board of Directors of the Corporation. Any such declaration may be for a portion, or all, of the then accumulated dividends. Any accumulated dividends which are not paid will continue to cumulate in the manner described above.

          (c)(i) The holders of the shares of the Series A
Preferred Stock shall be entitled to receive in preference to and in priority over dividends upon any of the Common
Stock all accrued dividends provided for in this paragraph
(3).

          (ii) The Corporation shall not declare, pay or set apart for payment any dividend on any of the Common Stock or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (all such dividends and distributions hereinafter referred to as a "Common Stock Distribution"), unless the holders of the shares of Series A Preferred Stock shall have received all accrued dividends which such holders are entitled to receive pursuant to paragraph (3) through and including the immediately preceding Dividend Payment Date or, if such Common Stock Distribution is made on a Dividend Payment Date, through and including such Dividend Payment Date. In no event may the Corporation retire, redeem, purchase or otherwise acquire for value (including acquiring, directly or indirectly, any equity interest in any Person which owns, legally or beneficially, any Common Stock) any of the Common Stock or make any payment on account of or set apart for payment money for a sinking or other similar fund for the purchase, redemption or other retirement of, any of the Common Stock, or permit any corporation or other entity directly or indirectly controlled by the Corporation to

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purchase or redeem any of the Common Stock unless, prior to or contemporaneously with such retirement, redemption, purchase or acquisition, the holders of the shares of Series A Preferred Stock shall have received all accrued dividends which such holders are entitled to receive pursuant to paragraph (3) through and including the immediately preceding Dividend Payment Date or, if such retirement, redemption, purchase or acquisition is made on a Dividend Payment Date, through and including such Dividend Payment Date.
          (d) Subject to the foregoing provisions of this paragraph (3), paragraph (8) and applicable law, the Board of Directors may declare and the Corporation may pay or set apart for payment dividends on any of the Common Stock, may make any payment on account of or set apart for payment money for a sinking fund or other similar fund for the purchase, redemption or other retirement of, any of the Common Stock, and may make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property, and may purchase or otherwise redeem any of the Common Stock and the holders of the shares of the Series A Preferred Stock shall not be entitled to share therein.

          (e) All dividends paid with respect to shares of the Series A Preferred Stock pursuant to the foregoing provisions of this paragraph (3) shall be paid pro rata on each outstanding share of Series A Preferred Stock.

          (f) Each fractional share of Series A Preferred Stock outstanding shall be entitled to a ratably proportionate amount of all dividends accruing with respect to each outstanding share of Series A Preferred Stock pursuant to this paragraph (3), and all such dividends with respect to such outstanding fractional shares shall be fully cumulative and shall accrue (whether or not declared) without interest, and shall be payable in the same manner and at such times as provided for in the foregoing provisions of this paragraph (3) with respect to dividends on each outstanding share of Series A Preferred Stock.

          (4) Liquidation Preference. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to $50 for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up (including pro rata dividends for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding up), whether

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or not declared to the date of such payment, before any
payment shall be made or any assets distributed to the holders of any of the Common Stock. If the assets of the Corporation, or the proceeds thereof, are not sufficient to pay in full the liquidation payments payable on each outstanding share of Series A Preferred Stock, then each such share shall share ratably in such distribution of assets, or the proceeds thereof, in accordance with the amount which would be payable on such distribution if the amount to which each outstanding share of Series A Preferred Stock is entitled was paid in full. Except as provided in the preceding sentences, the holders of the shares of Series A Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

          (b)  For the purposes of this paragraph (4),
neither the voluntary sale, lease, or other transfer of all or substantially all the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more other Persons shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

          (c) The liquidation payment with respect to each outstanding fractional share of Series A Preferred Stock shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Series A Preferred Stock.

          (5)  Redemption.  Shares of Series A Preferred
Stock shall be redeemable by the Corporation as provided below (with all references in this paragraph (5) to a redemption price per share to be adjusted proportionally in respect of fractional shares).

          (a) The shares of Series A Preferred Stock shall not be redeemable prior to the Initial Redemption Date. The
"Initial Redemption Date" shall be June 30, 1997.

          (b) At the option of the Corporation, shares of Series A Preferred Stock may be redeemed at any time or from time to time (subject to the provisions set forth below and paragraph (8)) on or after the Initial Redemption Date, in whole or in part, at the price (the "Redemption Price"), payable in cash, equal to the percentage set forth below of the liquidation preference per share for redemptions during the 12-month periods beginning on the Initial Redemption Date or the annual anniversaries thereof indicated below, plus, in each case, an amount equal to accrued and unpaid dividends thereon (whether or not declared and whether or not there are funds of the Corporation legally available for


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the payment of dividends), to the date fixed for redemption:


        12-month period beginning on        Percentage
        ----------------------------        ----------

        Initial Redemption Date              103.85%
        First Anniversary thereof            103.30%
        Second Anniversary thereof           102.75%
        Third Anniversary thereof            102.20%
        Fourth Anniversary thereof           101.65%
        Fifth Anniversary thereof            101.10%
        Sixth Anniversary thereof            100.55%
        Seventh Anniversary thereof
        and thereafter                       100.00%


Notwithstanding the foregoing, the Corporation may elect to redeem shares of Series A Preferred Stock at any time on or after the Initial Redemption Date and prior to the fourth anniversary of the Initial Redemption Date only if for at least 20 Trading Days during the period consisting of the 30 consecutive Trading Days ending on the date notice of such redemption is given, including the last Trading Day of such period, the Closing Price per share of Common Stock exceeds $18.75, as adjusted pursuant to paragraph (8)(h) (the "Redemption Threshold").

          (c)  In the event that fewer than all of the
shares of Series A Preferred Stock are to be redeemed pursuant to this paragraph (5), the Corporation shall call for redemption shares of Series A Preferred Stock pro rata among the holders, based on the number of shares of Series A Preferred Stock held by each holder, except that the Corporation may redeem all of the shares of Series A Preferred Stock held by any holders of fewer than 100 shares of Series A Preferred Stock (or all the shares of Series A Preferred Stock held by holders who would hold less than 100 shares of Series A Preferred Stock as a result of such redemption). Any redemption for which shares are called for redemption on a pro rata basis (whether or not some of the shares so called are subsequently converted pursuant to paragraph (8)) shall comply with this paragraph (5)(c).

          (d) In accordance with paragraph (7) hereof, the Corporation shall mail to the record holders of Series A
Preferred Stock written notice of its intention to redeem shares of Series A Preferred Stock held by such holders.

          (6) Exchange. Subject to paragraph (8) below, commencing June 30, 1997, the Series A Preferred Stock shall be exchangeable, in whole and not in part, at the sole option of the Corporation, at any time, for the Corporation's 5 1/2% Convertible Subordinated Notes, a form of

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which is attached hereto as Attachment A (the "Exchange
Notes"). The holders of the outstanding shares or fractional shares of Series A Preferred Stock will be entitled to receive in exchange for each share of Series A Preferred Stock to be exchanged by it Exchange Notes in a principal amount of $50 plus, with respect to each outstanding fractional share, a ratably proportionate amount thereof. An amount equal to all accrued but unpaid dividends on each such share to the date which coincides with the date of exchange shall be paid on such date (including pro rata dividends for the period from the last Dividend Payment Date to the date of exchange). At the time of any exchange hereunder, the rights of the holders of the shares of Series A Preferred Stock as stockholders of the Corporation shall cease, and the persons entitled to receive the Exchange Notes issuable upon exchange shall be treated for all purposes as the registered holders of such Exchange Notes as of the date which coincides with the date of exchange. In accordance with paragraph (7) hereof, the Corporation shall mail to the record holders of Series A Preferred Stock written notice of its intention to exchange shares of Series A Preferred Stock held by such holders.
The Corporation will cause the Exchange Notes to be dated the date which coincides with the date of exchange thereof.

          (7)  Procedure for Redemption or Exchange.  (a)
In the event the Corporation shall redeem or exchange shares of Series A Preferred Stock, notice of such redemption or exchange shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption or exchange date, to the holders of record of the shares to be redeemed or exchanged at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (i) the redemption or exchange date; (ii) the redemption price or exchange rate; (iii) the place or places where certificates for such shares are to be surrendered for payment of the redemption price or exchange for the Exchange Notes; (iv) that dividends on the shares to be redeemed or exchanged will cease to accrue on such redemption date or the date of exchange; and (v) the number of shares to be redeemed or exchanged.

          (b) Notice having been mailed as aforesaid, from and after the redemption date or as of the exchange date (unless, in the case of a redemption, default shall be made by the Corporation in providing money for the payment of the redemption price or a Notice of Election to Convert has been delivered to the Corporation pursuant to paragraph (8)), dividends on the shares of Series A Preferred Stock shall cease to accrue, and such shares shall no longer be deemed to be outstanding and shall be cancelled and shall not be available for reissue or redesignation, and all rights of

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the holders thereof as stockholders of the Corporation
(except the right to receive from the Corporation the redemption price or the Exchange Notes and any other amounts payable pursuant to paragraph (5) or paragraph (6)) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed or exchanged (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed or exchanged by the Corporation at the redemption price or exchange rate aforesaid.

          (c)  The Corporation shall pay any and all
issuance and delivery taxes that may be payable in respect of the issuance or delivery of Exchange Notes in exchange for shares of Series A Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of Exchange Notes in a name other than that in which the shares of Series A Preferred Stock so exchanged were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

          (8) Conversion. (a) Subject to the provisions of this paragraph (8), the holders of the shares of Series A Preferred Stock shall have the right, at any time, from time to time, at such holder's option, to convert any or all outstanding shares (and fractional shares) of Series A Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock deliverable upon conversion of a share of Series A Preferred Stock, adjusted as hereinafter provided, is referred to herein as the "Conversion Ratio." The Conversion Ratio as of the Series A Initial Issuance Date shall be 4.0, subject to adjustment from time to time pursuant to paragraph (8)(g) hereof. Notwithstanding any call for redemption pursuant to paragraph (5) or exchange pursuant to paragraph (6), the right to convert shares so called for redemption or exchange shall terminate at the close of business on the date immediately preceding the date fixed for such redemption or exchange, as the case may be, unless the Corporation shall default in making payment of the amount payable upon such redemption or in making the exchange and payment of any amount payable upon such exchange.

          (b)(i)  In order to exercise the conversion
privilege, the holder of the shares of Series A Preferred
Stock to be converted shall surrender the certificate representing such shares at the office of the Corporation,

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specifying the number of shares of Series A Preferred Stock to be converted. Unless the shares issuable on conversion are to be issued in the same name as the name in which such shares of Series A Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax.

          (ii)  As promptly as practicable after the
surrender by the holder of the certificates for shares of Series A Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder's written order to the holder's transferee, a certificate or certificates for the whole number of shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph (8).

         (iii) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series A Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be into a number of shares of Common Stock equal to the product of the number of shares of Series A Preferred Stock surrendered times the Conversion Ratio in effect at such time on such date. All shares of Common Stock delivered upon conversion of the Series A Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights. Upon the surrender of certificates representing shares of Series A Preferred Stock, such shares shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this paragraph (8).

          (c)(i) Upon delivery to the Corporation by a holder of shares of Series A Preferred Stock of a notice of election to convert, the right of the Corporation to redeem such shares of Series A Preferred Stock shall terminate, regardless of whether a notice of redemption has been mailed as aforesaid.

          (ii) From the date of delivery by a holder of shares of Series A Preferred Stock of such conversion

                             8







notice, in lieu of dividends on such Series A Preferred Stock pursuant to paragraph (3), such Series A Preferred Stock shall participate equally and ratably with the holders of shares of Common Stock in all dividends paid on the Common Stock as if such shares of Series A Preferred Stock had been converted to shares of Common Stock at the time of such delivery.

         (iii) If a conversion notice is delivered by a holder of shares of Series A Preferred Stock to the Corporation before the delivery by the Corporation to such holder of a notice of redemption, such holder shall be entitled to receive all accrued dividends which such holder is entitled to receive pursuant to paragraph (3). In addition, such holder at the opening of business on a Dividend Payment Date shall be entitled to receive the dividend payable on such shares on such Dividend Payment Date notwithstanding the Corporation's default in payment of the dividend due on such Dividend Payment Date. Such dividends shall be in preference to and in priority over any dividends on the Common Stock.

          (iv) If, after receipt by a holder of shares of Series A Preferred Stock of a notice of redemption pursuant to paragraph (5), such holder delivers to the Corporation a conversion notice, such Series A Preferred Stock shall cease to accrue dividends pursuant to paragraph (3) but such shares shall continue to be entitled to receive all accrued dividends which such holder is entitled to receive pursuant to paragraph (3) through the date of delivery of such conversion notice (including pro rata dividends for the period from the last Dividend Payment Date to the date of delivery of the conversion notice) in preference to and in priority over any dividends on the Common Stock. Such accrued dividends shall be payable to such holder when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, as provided in paragraph (3) above.

           (v)  Except as provided above and in paragraph
(8)(g), the Corporation shall make no payment or adjustment for accrued and unpaid dividends on shares of Series A Preferred Stock, whether or not in arrears, on conversion of such shares or for dividends in cash on the shares of Common Stock issued upon such conversion.

          (d)(i) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Common Stock as shall be required for the purpose of effecting conversions of the Series A Preferred Stock and Exchange Notes.


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          (ii)  Prior to the delivery of any securities
which the Corporation shall be obligated to deliver upon conversion of the Series A Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

          (e)  The Corporation will pay any and all
documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of the Series A Preferred Stock pursuant hereto; provided, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series A Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

          (f) In connection with the conversion of any shares of Series A Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Daily Price per share of Common
Stock on the Trading Day on which such shares of Series A
Preferred Stock are deemed to have been converted. If more than one share of Series A Preferred Stock shall be surrendered for conversion by the same holder (or Affiliate of such holder) at the same time, the number of full shares of Common Stock issuable on conversion thereof shall be computed on the basis of the total number of shares of Series A Preferred Stock so surrendered.

          (g)(i) In case the Corporation shall at any time after the Series A Initial Issuance Date (I) declare a dividend or make a distribution on Common Stock payable in Common Stock, (II) subdivide or split the outstanding Common Stock, (III) combine or reclassify the outstanding Common Stock into a smaller number of shares, (IV) issue any shares of its capital stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), or (V) consolidate with, or merge with or into, any other Person, the Conversion Ratio in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination, consolidation, merger or reclassification shall be proportionately adjusted so that the conversion of the Series A Preferred Stock after such time shall entitle the holder to receive the aggregate number of shares of Common Stock or other securities of the Corporation (or shares of any security into which such shares of Common Stock have been combined, consolidated, merged or reclassified pursuant to clause (III), (IV) or (V) above) which, if this Series A Preferred Stock had been converted immediately prior to such time, such holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, consolidation, merger or reclassification, assuming such holder of Common Stock of the Corporation (x) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such recapitalization, sale or transfer was made, as the case may be ("constituent Person"), or an affiliate of a constituent Person and (y) failed to exercise any rights of election as to the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer (provided, that if the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer is not the same for each share of Common Stock of the Corporation held immediately prior to such reclassification, change, consolidation, merger, recapitalization, sale or transfer by other than a constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this subparagraph (g) the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such adjustment shall be made successively whenever any event listed above shall occur.

          (ii) In case the Corporation shall issue or sell any Common Stock (other than Common Stock issued (I) upon conversion of the Series A Preferred Stock, the Exchange Notes or the 8% Convertible Subordinated Debentures due May 15, 2015, (II) pursuant to the Corporation's Stock Option Plans or pursuant to any other Common Stock related employee compensation plan of the Corporation approved by the Corporation's Board of Directors or (III) upon exercise or conversion of any security the issuance of which caused an adjustment under paragraphs (g)(iii) or (g)(iv) hereof) without consideration or for a consideration per share less than the then Conversion Price Per Common Share (as defined in paragraph (g)(vi)), the Conversion Ratio to be in effect after such issuance or sale shall be determined by multiplying the Conversion Ratio in effect immediately prior to such issuance or sale by a fraction, (A) the numerator of which shall be the product of the aggregate number of shares of Common Stock outstanding immediately after such issuance or sale and the Current Valuation Per Common Share (as defined in paragraph (g)(vi)) immediately prior to such issuance or sale and (B) the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the time of such issuance or sale multiplied by the Current Valuation Per Common Share immediately prior to such issuance or sale and (y) the aggregate consideration, if any, to be received by the Corporation upon such issuance or sale. In case any portion of the consideration to be received by the Corporation shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined by the Board of Directors of the Corporation; provided that if the holders of 25% of the Series A Preferred Stock shall object to any such determination, the Board of Directors shall retain an independent appraiser reasonably satisfactory to such holders to determine such fair market value. The holders shall be notified promptly of any consideration other than cash to be received by the Corporation and furnished with a description of the consideration and the fair market value thereof, as determined by the Board of Directors.

          (iii) In case the Corporation shall fix a record date for the issuance of rights, options or warrants to the holders of its Common Stock or other securities entitling such holders to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into shares of Common Stock) less than the then Conversion Price Per Common Share on such record date, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and outstanding as of such record date and the Conversion Ratio shall be adjusted pursuant to paragraph
(g)(ii) hereof, as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph (g)(ii) hereof. Such adjustment shall be made successively whenever such record date is fixed; and in the event that such rights, options or warrants are not so issued or expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this paragraph
(g)), the Conversion Ratio shall again be adjusted to be the Conversion Ratio which would then be in effect if such record date had not been fixed, in the former event, or the Conversion Ratio which would then be in effect if such holder had initially been entitled to such changed number of shares of Common Stock, in the latter event.

          (iv) In case the Corporation shall issue rights, options (other than options issued pursuant to a plan described in clause II of paragraph (g)(ii)) or warrants entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible into shares of Common Stock) or shall issue convertible securities, and the price per share of Common Stock of such rights, options, warrants or convertible securities (including, in the case of rights, options or warrants, the price at which they may be exercised) is less than the then Conversion Price Per Common Share, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants or upon conversion of such convertible securities shall be deemed to have been issued and outstanding as of the date of such sale or issuance, and the Conversion Ratio shall be adjusted pursuant to paragraph (g)(ii) hereof as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration equal to the aggregate consideration paid for such rights, options, warrants or convertible securities and the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph (g)(ii) hereof. Such adjustment shall be made successively whenever such rights, options, warrants or convertible securities are issued; and in the event that such rights, options or warrants expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this paragraph (g)), the Conversion Ratio shall again be adjusted to be the Conversion Ratio which would then be in effect if such rights, options, warrants or convertible securities had not been issued, in the former event, or the Conversion Ratio which would then be in effect if such holders had initially been entitled to such changed number of shares of Common Stock, in the latter event. No adjustment of the Conversion Ratio shall be made pursuant to this paragraph (g)(iv) to the extent that the Conversion Ratio shall have been adjusted pursuant to paragraph

(g)(iii) upon the setting of any record date relating to such rights, options, warrants or convertible securities and such adjustment fully reflects the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled and the price payable therefor.

          (v) In case the Corporation shall fix a record date for the making of a distribution to holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation) of evidences of indebtedness, assets or other property (other than dividends payable in Common Stock or rights, options or warrants referred to in, and for which an adjustment is made pursuant to, paragraph
(g)(iii) hereof), the Conversion Ratio to be in effect after such record date shall be determined by multiplying the Conversion Ratio in effect immediately prior to such record date by a fraction, (A) the numerator of which shall be the Current Valuation Per Common Share on such record date, and
(B) the denominator of which shall be the Current Valuation Per Common Share on such record date, less the fair market value (determined as set forth in paragraph (g)(ii) hereof) of the portion of the assets, other property or evidence of indebtedness so to be distributed which is applicable to one share of Common Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Conversion Ratio shall again be adjusted to be the Conversion Ratio which would then be in effect if such record date had not been fixed.

          (vi) For the purpose of any computation under paragraph (f) or paragraphs (g)(ii), (iii), (iv) or (v) hereof, on any determination date, (I) the "Current Valuation Per Common Share" shall be the greater of the Current Market Price Per Common Share and the Conversion Price Per Common Share (each as defined below), (II) the "Current Market Price Per Common Share" shall be deemed to be the average (weighted by daily trading volume) of the Daily Prices (as defined below) per share of the applicable class of Common Stock for the 20 consecutive trading days immediately prior to such date, (III) the "Conversion Price Per Common Share" shall be deemed to be the amount in dollars which is equal to $50 divided by the Conversion Ratio immediately prior to such adjustment, and (IV) "Daily Price" means (1) if the shares of such class of Common Stock then are listed and traded on the American Stock Exchange, Inc. ("AMEX"), the closing price on such day as reported on the AMEX Composite Transactions Tape; (2) if the shares of such class of Common Stock then are not listed and traded on the AMEX, the closing price on such day as reported by the principal national securities exchange on which the shares are listed and traded; (3) if the shares of such class of Common Stock then are not listed and traded on any such securities exchange, the last reported sale price on such day on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"); or (4) if the shares of such class of Common Stock then are not traded on the NASDAQ National Market, the average of the highest reported bid and lowest reported asked price on such day as reported by NASDAQ. For purposes of any computation under this paragraph (g), the number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation.

          (vii)  No adjustment to the Conversion Ratio
pursuant to paragraphs (g)(ii), (iii), (iv) and (v) above shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Ratio; provided however, that any adjustments which by reason of this paragraph (g)(vii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (g) shall be made to the nearest four decimal points.

          (viii) In the event that, at any time as a result of the provisions of this paragraph (g), the holder of this Series A Preferred Stock upon subsequent conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock, the number of such other shares so receivable upon conversion of this Series A Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

          (h)  Whenever an adjustment is made to the
Conversion Ratio pursuant to paragraph (8)(g), the Redemption Threshold shall be adjusted by multiplying the Redemption Threshold by the Conversion Ratio in effect immediately prior to such adjustment and dividing such product by the Conversion Ratio in effect immediately after such adjustment. All adjustments pursuant to this paragraph
(8) shall be notified to the holders of this Series A Preferred Stock and such notice shall be accompanied by a Schedule of Computations of the adjustments.

          (9) Voting Rights. (a) Except as otherwise provided by applicable law, the holders of the shares of Series A Preferred Stock (i) shall be entitled to vote with the holders of the Common Stock on all matters submitted for a vote of holders of Common Stock, (ii) shall be entitled to a number of votes equal to the number of votes to which the shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock would have been entitled if such shares of Common Stock had been outstanding at the time of the applicable vote and related record date and
(iii) shall be entitled to notice of any stockholders' meeting in accordance with the certificate of incorporation and by-laws of the Corporation.

          (b) So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without the written consent or affirmative vote at a meeting called for that purpose of the holders of a majority of the shares of Series A Preferred Stock then outstanding, amend, alter or repeal, whether by merger, consolidation, combination, reclassification or otherwise, the Certificate of Incorporation or By-laws of the Corporation or of any provision thereof (including the adoption of a new provision thereof) which would result in an alteration or circumvention of the voting powers, designation and preferences and relative participating, optional and other special rights, and qualifications, limitations and restrictions of the Series A Preferred Stock; provided, however that any such amendment or alteration that changes the dividend payable on, or the liquidation preference or the par value of, the Series A Preferred Stock shall require the affirmative vote at a meeting of holders of Series A Preferred Stock duly called for such purpose, or the written consent, of the holder of each share of Series A Preferred Stock.

          (c)  The consent or votes required in paragraph
(b) above shall be in addition to any approval of stockholders of the Corporation which may be required by law or pursuant to any provision of the Corporation's Certificate of Incorporation or By-Laws, which approval shall be obtained by vote of the stockholders of the Corporation in the manner provided in paragraph (a) above.

         (10) Issuance and Amendment. (a) The Corporation will not issue more than 1,200,000 shares of Series A Preferred Stock and the number of shares designated as shares of Series A Preferred Stock may not be increased or decreased without the consent of the holders of a majority of the shares of Series A Preferred Stock outstanding.

          (b) Shares of Series A Preferred Stock which have been issued and reacquired in any manner, including shares purchased, redeemed, converted or exchanged, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) be cancelled and shall not be available for reissue or redesignation.

          (c)  Upon any such reacquisition by the
Corporation, a certificate identifying the shares reacquired, stating that reissuance of such shares is prohibited and reciting the retirement of such shares shall be executed, acknowledged and filed in accordance with provisions of the laws of the State of Delaware.

         (11) Definitions. The following terms, as used herein, have the following meanings:

          "By-Laws", with respect to a corporation, shall mean the by-laws, articles of association, or similar corporate organizational document.

          "Certificate of Incorporation", with respect to a corporation, shall mean the charter, certificate of incorporation, or similar corporate organizational document.

          "Common Stock" shall mean the Class A Common
Stock, par value $0.001 per share, of the Corporation.

          "Common Stock Distribution" shall have the meaning set forth in paragraph (3)(d)(ii).

          "Series A Preferred Stock" shall have the meaning set forth in paragraph (1).

          "Dividend Payment Date" shall have the meaning set forth in paragraph (3)(a).

          "Exchange Notes" shall have the meaning set forth in paragraph (6)

          "Stock Option Plans" shall mean the 1989 Long-Term
Incentive Compensation Plan and the Employee Stock Purchase
Plan of the Corporation.

          "outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary.

          "Person" shall mean any corporation, partnership, trust, organization, association, group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), other entity or individual.

          "Required Approvals" shall mean any approvals or consents (including regulatory approvals) or the expiration of any waiting periods required for conversion of the outstanding shares of Series A Preferred Stock.

          "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common

Stock are not listed or admitted to trading on any national securities exchange, a day on which NASDAQ or other similar system as may be then in use is open for the reporting of bid and asked prices in the over-the-counter market, or, if bid and asked prices for the shares of Common Stock are not so reported by any such system, a Business Day.

         (12) General Provisions. (a) The headings of the paragraphs, subparagraphs, clauses and subclauses of this Certificate of Designation are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

          (b)  The holder of Series A Preferred Stock or
Exchange Notes, by acceptance thereof, acknowledges and agrees that payments of dividends, interest, premium and principal on, and exchange, redemption and repurchase of, such securities by the Corporation are subject to restrictions contained in certain credit and financing agreements on the Corporation.


          IN WITNESS WHEREOF, Air & Water Technologies
Corporation has caused this Certificate of Designation to be signed and attested by the undersigned this 14th day of June, 1994.


                              AIR & WATER TECHNOLOGIES
                                CORPORATION


                              By /s/ William R. Lewis
                              -------------------------------
                              Name:  William R. Lewis
                              Title: Chief Financial Officer


                              By /s/ Douglas Satzger
                              -------------------------------
                              Name:  Douglas Satzger
                              Title: Senior Vice President



ATTEST:


 /s/ Joseph M. Morena
- ---------------------------
Name:  Joseph M. Morena
Title: Assistant Secretary

                                            Attachment A
                                                 to
                                     Certificate of Designation



               AIR & WATER TECHNOLOGIES CORPORATION

                5 1/2% CONVERTIBLE SUBORDINATED NOTES


             FOR VALUE RECEIVED, Air & Water Technologies
   Corporation, a Delaware corporation (the "Company"), hereby promises to pay to _____________ or registered assigns, the principal amount of ____________ ($___________), on the
   Maturity Date pursuant to Section 2.01 and promises to pay interest on the unpaid principal amount of this Note on the dates and at the rate provided for in Section 2.02.

             This Note is one of the series designated 5 1/2%
   Convertible Subordinated Notes, limited in aggregate principal amount to $60,000,000 (the "Notes").


                            ARTICLE I

                           DEFINITIONS

             SECTION 1.01.  Definitions.  The following terms,
   as used herein, have the following meanings:

             "Affiliate" of any Person means any other Person (other than, in the case of the Company, a Subsidiary and, in the case of a Subsidiary, the Company) directly or indirectly controlling, controlled by or under common control with such Person. As used in this definition of "Affiliate", the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

             "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York
   City are authorized by law to close.

             "By-Laws", with respect to a corporation, shall mean the by-laws, articles of association, or similar corporate organizational document.

             "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) the obligations of such Person as lessee under which, in conformity with generally accepted accounting principles, are required to be capitalized on the balance sheet of that Person.

             "Capitalized Lease Obligation" means, as applied to any Person, the obligation of such Person under any Capitalized Lease to the extent required to be capitalized in accordance with generally accepted accounting principles.

             "Certicate of Incorporation", with respect to a corporation, shall mean the charter, certificate of incorporation, or similar corporate organizational document.

             "Common Stock" shall mean the Class A Common
   Stock, par value $0.001 per share, of the Company.

             "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person to purchase securities (or other property) for its own account which arise out of or in connection with the sale of the same or substantially similar securities or properties, (v) all obligations of such Person in respect of letters of credit or bankers' acceptances or other similar instruments (or reimbursement obligations with respect thereto), (vi) all obligations of such Person as lessee under Capitalized Leases, (vii) all Debt of others Guaranteed by such Person, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person and (ix) all renewals, extensions, refundings, deferrals, amendments or modifications of Debt described in clauses (i), (ii),
   (iii), (iv), (v), (vii) and (viii) and all renewals and extensions of Capital Leases described in clauses (vi),
   (vii) and (viii).

             "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

             "Event of Default" has the meaning set forth in
   Article VII.

             "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

             "Interest Payment Date" means the last Business
   Day of each March, June, September and December.

             "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease or other title retention agreement relating to such asset.

             "Maturity Date" means the earlier of (i) the tenth anniversary of the date of issue of this Note and (ii) any date fixed for redemption in accordance with Article V.

             "Noteholder" means each Person which is a holder of any of the Notes, and their respective successors.

             "Notice of Election to Convert" shall mean the Notice of Election to Convert set forth in Schedule A to this Note.

             "Notice of Intention to Convert" shall mean a notice stating that the Noteholder intends to convert this Note pursuant to Article IV upon receipt of the Required
   Approvals.

             "outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Company or a Subsidiary.

             "Person" shall mean any corporation, partnership, trust, organization, association, group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), other entity or individual.

             "Required Approvals" shall mean any approvals or consents (including regulatory approvals) or the expiration of any waiting periods required for conversion of this Note.

             "Series A Preferred Stock" shall mean the 5 1/2%
   Series A Convertible Exchangeable Preferred Stock of the
   Company.

             "Stock Option Plans" shall mean the 1989 Long-Term
   Incentive Compensation Plan and the Employee Stock Purchase
   Plan of the Corporation.

             "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

             "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a day on which NASDAQ or other similar system as may be then in use is open for the reporting of bid and asked prices in the over-the-counter market, or, if bid and asked prices for the shares of Common Stock are not so reported by any such system, a Business Day.


                           ARTICLE II

                PAYMENT OF PRINCIPAL AND INTEREST

             SECTION 2.01.  Mandatory Redemption.   On the
   Maturity Date (the "Principal Repayment Date") the principal amount of this Note together with all accrued and unpaid interest to the Maturity Date shall be due and payable, and the Company shall repay such amount on the Maturity Date to the Noteholder.

             SECTION 2.02. Interest Rate. (a) Except as provided in Article IV, this Note shall bear interest on the outstanding principal amount thereof, for each day from the date of this Note until it becomes due, at a rate per annum equal to 5 1/2%. Such interest shall be payable in four equal quarterly payments in arrears on each Interest Payment Date and on the Maturity Date.

             (b) Any overdue principal of or interest on the Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to 6 1/2%.

             SECTION 2.03.  Computation of Interest.  Interest,
   other than interest for a quarterly period, shall be computed on the basis of a year of 365 days and paid for the actual number of days elapsed (including the first day but excluding the last day).


                           ARTICLE III

                         SUBORDINATION


        SECTION 3.01.  Definitions.  The following term, as
used in this Article, shall have the following meaning:

        "Superior Indebtedness" means all Debt of the Company (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company) other than the Notes.

        SECTION 3.02. Subordination to Superior Indebtedness. The Company and the Noteholders agree for the benefit of the holders of the Superior Indebtedness that the Notes shall, in the manner hereinafter set forth, be subordinate and junior in right of payment to all Superior Indebtedness of the Company.

        SECTION 3.03.  Limitations on Payments and
Acceleration. (a) Upon the maturity of all or any part of the Superior Indebtedness by lapse of time, acceleration or otherwise, such Superior Indebtedness shall first be paid in full, or such payment shall be duly provided for in cash or in a manner satisfactory to the holders of the Superior Indebtedness, before any payment by the Company is made on account of the principal of or interest on the Notes or to acquire the Notes.

        (b) In the event and during the continuation of any default in the payment of any principal of or interest on any Superior Indebtedness when due and payable (each a "Payment Default"), whether at maturity, upon any redemption, by declaration or otherwise, no payment shall be made by the Company on or with respect to the principal of, or interest on, the Notes or to acquire the Notes unless and until such Payment Default shall have been remedied. In any such event, no holder of the Notes shall accept or receive any payment of or on account of the Notes, notwithstanding the terms of the Notes.

        (c) In the event that any event or condition shall occur and be continuing which would permit, or which with notice or lapse of time or both would permit, the holder or holders of any Superior Indebtedness (or a trustee acting on behalf of the holders thereof) to declare such Superior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable (each such event or condition being referred to in this Note as a "Non-Payment Default"), no payment shall be made by the Company on or with respect to the principal of, or interest on, the Notes or to acquire the Notes during any period commencing on the date written notice of such Non-Payment Default (a "Blockage Notice") shall have been given to the Company and the holders of the Notes by the holders of a majority in principal amount of the Superior Indebtedness then outstanding with respect to which such Non-Payment Default shall have occurred (or their authorized agent) and ending on the earliest to occur of the date (the "Blockage Expiration Date") (i) 180 days after the date of the Blockage Notice, (ii) such Non-Payment Default shall have been remedied or effectively waived or shall have ceased to exist and (iii) the Superior Indebtedness in respect of which such Non-Payment Default shall have occurred shall have been paid in full, provided that the foregoing provisions do not limit the number of Blockage Notices which may be given during any 360-day period, provided further that the number of days on which payment on the Notes may be prohibited under this subdivision (c) during any 360-day period shall not exceed 180 days. At the Blockage Expiration Date, the Company shall, subject to Section 3.03(b), promptly pay the holder or holders of the Notes all sums not paid as a result of this Section 3.03(c). In any such event, no holder of the Notes shall accept or receive during any such period any payment of or an account of the Notes, notwithstanding the terms of the Notes.

        SECTION 3.04. Note Subordinated to Prior Payment of all Superior Indebtedness on Dissolution, Liquidation or Reorganization of Company. In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Company or to its creditors, in their capacity as creditors of the Company, or to substantially all of its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy, then

        (a) the holders of all Superior Indebtedness shall first be entitled to receive payment in full of the principal thereof, interest and all other amounts payable thereon (accruing before and after the commencement of the proceedings) before any holder of the Notes is entitled to receive any payment on account of the principal of or interest on the Notes; and

        (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities to which any holder of the Notes would be entitled, but for the provisions of this Article III, shall be paid or distributed by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of the Superior Indebtedness or any other representative on behalf of the holders of Superior Indebtedness, to the extent necessary to make payment in full of all principal, interest and all other amounts payable on all Superior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of the Superior Indebtedness.

        SECTION 3.05.  Rights of Holders of Superior
Indebtedness; Subrogation. (a) Should any payment or distribution or security or the proceeds of any thereof be collected or received by any holder of the Notes in respect of the Notes, and such collection or receipt is prohibited hereunder prior to the payment in full of the Superior Indebtedness, such holder will forthwith deliver the same to the holders of the Superior Indebtedness for the equal and ratable benefit of the holders of the Superior Indebtedness in precisely the form received (except for the endorsement or the assignment of or by such holder where necessary) for application to payment of all Superior Indebtedness in full, after giving effect to any concurrent payment or distribution to the holders of Superior Indebtedness and, until so delivered, the same shall be held in trust by such holder as the property of the holders of the Superior Indebtedness.

        (b) All payments and distributions received by the holders of the Superior Indebtedness in respect of the Notes, to the extent received in or converted into cash, may be applied by the holders of the Superior Indebtedness first to the payment of any and all reasonable out-of-pocket expenses (including attorney's fees and legal expenses) paid or incurred by the holders of the Superior Indebtedness or such representative in enforcing the provisions hereof or in endeavoring to collect or realize upon the Notes or any security therefor, and any balance thereof shall, solely as between any holder of the Notes, on the one hand, and the holders of the Superior Indebtedness, on the other hand, be applied by the holders of the Superior Indebtedness in such order of application as the holders of the Superior Indebtedness may from time to time select, toward the payment of the Superior Indebtedness remaining unpaid.

        (c) No holder of the Notes shall be subrogated to the rights of the holders of the Superior Indebtedness to receive payments or distributions of assets of the Company until all amounts payable with respect to the Superior Indebtedness shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Superior Indebtedness of any cash, property or securities to which any holder of the Notes would be entitled except for these provisions shall, as between the Company, its creditors other than the holders of the Superior Indebtedness, and such holders of the Notes, be deemed to be a payment by the Company to or on account of the Superior Indebtedness.

        (d) Subject to the payment in full of all Superior Indebtedness, the holders of the Notes shall be subrogated (equally and ratably with the holders of all subordinated indebtedness of the Company which, by its terms, is not superior in right of payment to the Notes, and ranks on a parity with the Notes) to the rights of the holders of Superior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Superior Indebtedness until all amounts owing on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Notes of cash, property, securities or other assets by virtue of the subrogation herein provided which otherwise would have been made to the holders of the Superior Indebtedness shall, as between the Company, its creditors other than the holders of Superior Indebtedness and the holders of the Notes, be deemed
to be a payment to or on account of the Notes.   The holders of
the Notes agree that, in the event that all or any part of any payment made on account of the Superior Indebtedness is recovered from the holders of Superior Indebtedness as a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, any payment or distribution received by the holders of the Notes on account of the Notes at any time after the date of the payment so recovered, whether pursuant to the right of subrogation provided for in this Section 3.05 or otherwise, shall be deemed to have been received by such holders of the Notes in trust as the property of the holders of the Superior Indebtedness and such holders shall forthwith deliver the same to the holders of the Superior Indebtedness for the equal and ratable benefit of the holders of the Superior Indebtedness for application to payment of all Superior Indebtedness until paid in full.

        SECTION 3.06. Renewals, Extensions and Increases of Superior Indebtedness. Each holder of the Notes by his acceptance thereof thereby waives any and all notice of renewal, extension, accrual or (consistent with the definition of Superior Indebtedness) increase in the amount of any of the Superior Indebtedness, present or future, and agrees and consents that without notice to or assent by any holder or holders of the Notes:

        (i) the obligation and liabilities of the Company or any other party or parties for or upon the Superior Indebtedness (or any promissory note, security document or guaranty evidencing or securing the same) may, from time to time, in whole or in part, be renewed, extended, increased (consistent with the definition of Superior Indebtedness), modified, amended, accelerated, compromised, supplemented, terminated, sold, exchanged, waived or released;

        (ii) the holders of the Superior Indebtedness or any other representative acting on behalf of the holders of the Superior Indebtedness and the holders of the Superior Indebtedness may exercise or refrain from exercising any right, remedy or power granted by or in connection with any agreements relating to the Superior Indebtedness; and

        (iii) any balance or balances of funds with any holders of the Superior Indebtedness at any time standing to the credit of the Company may, from time to time, in whole or in part, be surrendered or released;

all as the holders of the Superior Indebtedness or any other representative or representatives acting on behalf of the holders of the Superior Indebtedness and the holders of the Superior Indebtedness may deem advisable and all without impairing, abridging, diminishing, releasing or affecting the subordination of the Notes to the Superior Indebtedness provided for herein.

        SECTION 3.07. Obligation of Company Unconditional. Nothing contained in this Article III or in the Notes is intended to or shall impair, as between the Company, its creditors other than the holders of the Superior Indebtedness, and the holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Notes the principal of, and interest on the Notes, as and when the same shall become due and payable, by lapse of time, acceleration or otherwise, in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Notes and other creditors of the Company other than the holders of the Superior Indebtedness, nor shall anything herein or therein prevent the holder of the Notes
(i) from taking all appropriate actions to preserve their rights under the Notes not inconsistent with the rights of the holders of the Superior Indebtedness under this Article III, or
(ii) from exercising all remedies, including without limitation equitable remedies, otherwise permitted by applicable law upon default under the Notes, subject to the rights, if any, under this Article III of the holders of the Superior Indebtedness in respect of cash, property or securities of the Company otherwise payable or delivered to such holders upon the
exercise of any such remedy.   The provisions of this Article
III are and are intended solely for the purpose of defining the relative rights of holders of the Notes, on the one hand, and the holders of the Superior Indebtedness, on the other hand.

        SECTION 3.08. Miscellaneous. (a) Each holder of the Notes by its acceptance thereof thereby acknowledges and agrees that the holders of the Superior Indebtedness have relied upon and will continue to rely upon the subordination provided for in this Article III in entering into the agreements relating to Superior Indebtedness and in extending credit to the Company pursuant thereto.

        (b)  No present or future holder of Superior
Indebtedness shall be prejudiced in his right to enforce the subordination contained herein in accordance with the terms hereof by any act or failure to act on the part of the Company or any holder of the Notes. The subordination provisions contained in this Article III are for the benefit of the holders of the Superior Indebtedness from time to time and, so long as Superior Indebtedness is outstanding under any agreement, may not be rescinded, cancelled or modified in any way without the prior written consent thereto of holders of at least 75% in aggregate principal amount of the Superior Indebtedness at the time outstanding.

        (c)  The subordination provisions contained in this
Article III shall be binding upon any holder of the Notes and upon the heirs, legal representatives, successors and assigns of any holder of the Notes; and, to the extent that any holder of the Notes is either a partnership or a corporation, all references herein to any holder of the Notes shall be deemed to include any successor or successors, whether immediate or remote, to such partnership or corporation.


                          ARTICLE IV

                          CONVERSION

        SECTION 4.01. Conversion. (a) Subject to the provisions of this Article IV, the Noteholder shall have the right, at any time, at such Noteholder's option, to convert any or all of the principal amount of this Note, in whole or in part, into fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock deliverable upon conversion of each $50 of principal amount of this Note, adjusted as hereinafter provided, is referred to herein as the "Conversion Ratio." The Conversion Ratio as of the date of issue of this Note shall be the Conversion Ratio under the Series A Preferred Stock immediately prior to the exchange of such Series A Preferred Stock for this Note, subject to adjustment from time to time pursuant to Section 4.07 hereof. Notwithstanding any call for redemption pursuant to Article V, the right to convert shares so called for redemption shall terminate at the close of business on the date immediately preceding the date fixed for such redemption or exchange, as the case may be, unless the Company shall default in making payment of the amount payable upon such redemption or in making the exchange and payment of any amount payable upon such exchange.

        SECTION 4.02. Exercise Procedure. (a) In order to exercise the conversion privilege, the Noteholder shall surrender this Note at the office of the Company, with the Notice of Election to Convert completed and signed. Unless the shares issuable on conversion are to be issued in the same name as the name in which this Note is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Company, duly executed by the Noteholder or the Noteholder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax.

        (b) As promptly as practicable after the surrender by the Noteholder as aforesaid, the Company shall issue and shall deliver to such Noteholder, or on the Noteholder's written order to the Noteholder's transferee, a certificate or certificates for the whole number of shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Article IV.

       (c) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which this Note shall have been surrendered and such notice received by the Company as aforesaid, and the person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be into a number of shares of Common Stock equal to the product of (A) the principal amount of this Note surrendered for conversion divided by 50 and (B) the
Conversion Ratio in effect at such time on such date.   All
shares of Common Stock delivered upon conversion of this Note will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights. Upon the surrender of this Note, the principal amount of this Note surrendered for conversion shall no longer be deemed to be outstanding and all rights of a Noteholder with respect to the principal amount of this Note surrendered for conversion shall immediately terminate except the right to receive the Common Stock and other amounts, including any accrued and unpaid interest on this Note, payable pursuant to this Article IV.

        SECTION 4.03.  Effect of Election.  (a)  Upon delivery
to the Company by the Noteholder of a Notice of Election to Convert or a Notice of Intention to Convert, the right of the

Company to redeem the principal amount of this Note which is to be converted shall terminate, regardless of whether a notice of redemption has been mailed.

        (b) Interest on the outstanding principal amount of this Note delivered for conversion shall cease to accrue on the date of delivery by the Noteholder of such Notice of Election to Convert or Notice of Intention to Convert. Any such accrued and unpaid interest shall be payable by the Company to the Noteholder on the next succeeding Interest Payment Date. From and after the date of such delivery, this Note shall participate equally and ratably with the holders of shares of Common Stock in all dividends paid on the Common Stock as if this Note had been converted to shares of Common Stock at the time of such delivery.

        (c) Except as provided above and in Section 4.07, the Company shall make no adjustment for accrued and unpaid interest on this Note, on conversion of this Note or for dividends in cash on the shares of Common Stock issued upon such conversion.

        SECTION 4.04. Issuance of Shares. (a) The Company covenants that it shall at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Common Stock as shall be required for the purpose of effecting conversions of the Notes.

        (b) Prior to the delivery of any securities which the Company shall be obligated to deliver upon conversion of the Notes, the Company shall comply with all applicable federal and state laws and regulations which require action to be taken by the Company.

        SECTION 4.05. Taxes on Conversion. The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of any part of the principal amount of this Note pursuant hereto; provided, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the Noteholder to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

        SECTION 4.06. No Fractions of Common Stock to be Issued. In connection with the conversion of the principal amount of this Note, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Daily Price (as defined in Section 4.07(f)) per share of Common Stock on the Trading Day on which this Note is deemed to have been converted. If more than one Note is surrendered for conversion by the same Noteholder (or Affiliate of such Noteholder) at the same time, the number of full shares of Common Stock issuable on conversion of the principal amount thereof surrendered for conversion shall be computed on the basis of the total principal amounts of the Notes so surrendered.

        Section 4.07. Anti-dilution. (a) In case the Company shall at any time after the date of initial issue of this Note
(I) declare a dividend or make a distribution on Common Stock payable in Common Stock, (II) subdivide or split the outstanding Common Stock, (III) combine or reclassify the outstanding Common Stock into a smaller number of shares, (IV) issue any shares of its capital stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), or (V) consolidate with, or merge with or into, any other Person, the Conversion Ratio in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination, consolidation, merger or reclassification shall be proportionately adjusted so that the conversion of this Note after such time shall entitle the Noteholder to receive the aggregate number of shares of Common Stock or other securities of the Company (or shares of any security into which such shares of Common Stock have been combined, consolidated, merged or reclassified pursuant to clause (III), (IV) or (V) above) which, if this Note had been converted immediately prior to such time, such Noteholder would have owned upon such conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, consolidation, merger or reclassification, assuming such holder of Common Stock of the Company (x) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such recapitalization, sale or transfer was made, as the case may be ("constituent Person"), or an affiliate of a constituent Person and (y) failed to exercise any rights of election as to the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer (provided, that if the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer is not the same for each share of Common Stock of the Company held immediately prior to such reclassification, change, consolidation, merger, recapitalization, sale or transfer by other than a constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section 4.07 the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such adjustment shall be made successively whenever any event listed above shall occur.

        (b) In case the Company shall issue or sell any Common Stock (other than Common Stock issued (I) upon conversion of the Series A Preferred Stock, the Notes or the 8% Convertible Subordinated Debentures due May 15, 2015, (II) pursuant to the Company's Stock Option Plans or pursuant to any other Common Stock related employee compensation plan of the Company approved by the Company's Board of Directors or (III) upon exercise or conversion of any security the issuance of which caused an adjustment under Sections 4.07(c) or (d) hereof) without consideration or for a consideration per share less than the then Conversion Price Per Common Share (as defined in
Section 4.07(f)), the Conversion Ratio to be in effect after such issuance or sale shall be determined by multiplying the Conversion Ratio in effect immediately prior to such issuance or sale by a fraction, (A) the numerator of which shall be the product of the aggregate number of shares of Common Stock outstanding immediately after such issuance or sale and the Current Valuation Per Common Share (as defined in Section 4.07(f)) immediately prior to such issuance or sale and (B) the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the time of such issuance or sale multiplied by the Current Valuation Per Common Share immediately prior to such issuance or sale and (y) the aggregate consideration, if any, to be received by the Company upon such issuance or sale. In case any portion of the consideration to be received by the Company shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined by the Board of Directors of the Company; provided that if the Noteholders of 25% or more of the aggregate principal amount of the Notes shall object to any such determination, the Board of Directors shall retain an independent appraiser reasonably satisfactory to such Noteholders to determine such fair market value. The Noteholders shall be notified promptly of any consideration other than cash to be received by the Company and furnished with a description of the consideration and the fair market value thereof, as determined by the Board of Directors.

        (c) In case the Company shall fix a record date for the issuance of rights, options or warrants to the holders of its Common Stock or other securities entitling such holders to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into shares of Common Stock) less than the then Conversion Price Per Common Share on such record date, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and outstanding as of such record date and the Conversion Ratio shall be adjusted pursuant to Section 4.07(b) hereof, as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in Section 4.07(b) hereof. Such adjustment shall be made successively whenever such record date is fixed; and in the event that such rights, options or warrants are not so issued or expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this Section 4.07), the Conversion Ratio shall again be adjusted to be the Conversion Ratio which would then be in effect if such record date had not been fixed, in the former event, or the Conversion Ratio which would then be in effect if such holder had initially been entitled to such changed number of shares of Common Stock, in the latter event.

        (d) In case the Company shall issue rights, options (other than options issued pursuant to a plan described in clause II of Section 4.07(b)) or warrants entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible into shares of Common Stock) or shall issue convertible securities, and the price per share of Common Stock of such rights, options, warrants or convertible securities (including, in the case of rights, options or warrants, the price at which they may be exercised) is less than the then Conversion Price Per Common Share, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants or upon conversion of such convertible securities shall be deemed to have been issued and outstanding as of the date of such sale or issuance, and the Conversion Ratio shall be adjusted pursuant to Section 4.07(b) hereof as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration equal to the aggregate consideration paid for such rights, options, warrants or convertible securities and the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in

Section 4.07(b) hereof. Such adjustment shall be made successively whenever such rights, options, warrants or convertible securities are issued; and in the event that such rights, options or warrants expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this
Section 4.07), the Conversion Ratio shall again be adjusted to be the Conversion Ratio which would then be in effect if such rights, options, warrants or convertible securities had not been issued, in the former event, or the Conversion Ratio which would then be in effect if such holders had initially been entitled to such changed number of shares of Common Stock, in the latter event. No adjustment of the Conversion Ratio shall be made pursuant to this Section 4.07(d) to the extent that the Conversion Ratio shall have been adjusted pursuant to Section 4.07(c) upon the setting of any record date relating to such rights, options, warrants or convertible securities and such adjustment fully reflects the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled and the price payable therefor.

        (e) In case the Company shall fix a record date for the making of a distribution to holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, assets or other property (other than dividends payable in Common Stock or rights, options or warrants referred to in, and for which an adjustment is made pursuant to, Section 4.07(c) hereof), the Conversion Ratio to be in effect after such record date shall be determined by multiplying the Conversion Ratio in effect immediately prior to such record date by a fraction, (A) the numerator of which shall be the Current Valuation Per Common Share on such record date, and (B) the denominator of which shall be the Current Valuation Per Common Share on such record date, less the fair market value (determined as set forth in Section 4.07(b) hereof) of the portion of the assets, other property or evidence of indebtedness so to be distributed which is applicable to one share of Common Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Conversion Ratio shall again be adjusted to be the Conversion Ratio which would then be in effect if such record date had not been fixed.

        (f)  For the purpose of any computation under Section
4.06 or Sections 4.07(b), (c), (d) or (e) hereof, on any determination date, (I) the "Current Valuation Per Common Share" shall be the greater of the Current Market Price Per Common Share and the Conversion Price Per Common Share (each as defined below), (II) the "Current Market Price Per Common Share" shall be deemed to be the average (weighted by daily trading volume) of the Daily Prices (as defined below) per share of the applicable class of Common Stock for the 20 consecutive trading days immediately prior to such date, (III) the "Conversion Price Per Common Share" shall be deemed to be the amount in dollars which is equal to $50 divided by the Conversion Ratio immediately prior to such adjustment, and (IV) "Daily Price" means (1) if the shares of such class of Common Stock then are listed and traded on the American Stock Exchange, Inc. ("AMEX"), the closing price on such day as reported on the AMEX Composite Transactions Tape; (2) if the shares of such class of Common Stock then are not listed and traded on the AMEX, the closing price on such day as reported by the principal national securities exchange on which the shares are listed and traded; (3) if the shares of such class of Common Stock then are not listed and traded on any such securities exchange, the last reported sale price on such day on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"); or (4) if the shares of such class of Common Stock then are not traded on the NASDAQ National Market, the average of the highest reported bid and lowest reported asked price on such day as reported by NASDAQ. For purposes of any computation under this Section 4.07, the number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company.

        (g) No adjustment to the Conversion Ratio pursuant to Sections 4.07(b), (c), (d) and (e) above shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Ratio; provided however, that any adjustments which by reason of this Section 4.07(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4.07 shall be made to the nearest four decimal points.

        (h) In the event that, at any time as a result of the provisions of this Section 4.07, the Noteholder of this Note upon subsequent conversion shall become entitled to receive any shares of capital stock of the Company other than Common Stock, the number of such other shares so receivable upon conversion of this Note shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

        Section 4.08. Adjustment of Redemption Threshold. Whenever an adjustment is made to the Conversion Ratio pursuant to Section 4.07, the Redemption Threshold (as defined in
Section 5.01(b) shall be adjusted by multiplying the Redemption Threshold by the Conversion Ratio in effect immediately prior to such adjustment and dividing such product by the Conversion

Ratio in effect immediately after such adjustment. All adjustments pursuant to Sections 4.07 and 4.08 shall be notified to the Noteholders and such notice shall be accompanied by a Schedule of Computations of the adjustments.


                           ARTICLE V

                          REDEMPTION

        SECTION 5.01.  Redemption.  The Notes shall be
redeemable by the Corporation as provided below.

        (a) The Notes shall not be redeemable prior to the Initial Redemption Date. The "Initial Redemption Date" shall be June 30, 1997.

        (b) At the option of the Corporation, the Notes may be redeemed at any time or from time to time (subject to the provisions set forth below and in Article IV) on or after the Initial Redemption Date, in whole or in part, at the price (the "Redemption Price"), payable in cash, equal to the percentage set forth below of the principal amount of the Notes for redemptions during the 12-month periods beginning on the Initial Redemption Date or the annual anniversaries thereof indicated below, plus, in each case, an amount equal to accrued and unpaid interest thereon, to the date fixed for redemption:


           12-month period beginning on        Percentage
           ----------------------------        ----------
           Initial Redemption Date              103.85%
           First Anniversary thereof            103.30%
           Second Anniversary thereof           102.75%
           Third Anniversary thereof            102.20%
           Fourth Anniversary thereof           101.65%
           Fifth Anniversary thereof            101.10%
           Sixth Anniversary thereof            100.55%
           Seventh Anniversary thereof
           and thereafter                       100.00%


Notwithstanding the foregoing, the Corporation may elect to redeem the Notes at any time on or after the Initial Redemption Date and prior to the fourth anniversary of the Initial Redemption Date only if for at least 20 Trading Days during the period consisting of the 30 consecutive Trading Days ending on the date notice of such redemption is given, including the last Trading Day of such period, the Closing Price per share of Common Stock exceeds $18.75, as adjusted pursuant to Section
4.08 (the "Redemption Threshold").

        (c) In the event that less than all of the principal amount of the Notes is to be redeemed pursuant to this Article V, the Corporation shall call for redemption the Notes pro rata among the holders, based on the principal amount of Notes held by each holder. Any redemption for which the principal amount of Notes is called for redemption on a pro rata basis (whether or not some of the principal amount of Notes so called are subsequently converted pursuant to Article IV) shall comply with this Section 5.01(c).

        SECTION 5.02. Procedure for Redemption. (a) In the event the Company shall redeem the Notes, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to the Noteholders of record at such Noteholders' addresses as the same appears on the books of the Company. Each such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the place or places where the Notes is to be surrendered for payment of the redemption price; (iv) that interest on the Notes will cease to accrue on such redemption date, and (v) the principal amount of the Notes to be redeemed.

        (b) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Company in providing money for the payment of the redemption price or a Notice of Intention to Convert or Notice of Election to Convert has been delivered to the Company pursuant to
Article IV), interest on the principal amount of the Notes called for redemption shall cease to accrue, and such principal amount of the Notes called for redemption shall no longer be deemed to be outstanding and shall be cancelled and shall not be available for reissue, and all rights of the Noteholders as creditors of the Company (except the right to receive from the Company the redemption price and any other amounts payable pursuant to Section 5.01) in respect of such principal amount of the Notes called for redemption shall cease. Upon surrender in accordance with said notice of the Notes representing the principal amount of the Notes called for redemption (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state), the principal amount of the Notes so called for redemption shall be redeemed by the Company at the redemption price aforesaid.


                           ARTICLE VI

                         VOTING RIGHTS

        Section 6.01. General. Except as otherwise provided by applicable law, the Noteholders of the Notes (i) shall be entitled to vote with the holders of the Common Stock on all matters submitted for a vote of holders of Common Stock, (ii) shall be entitled to a number of votes equal to the number of votes to which the shares of Common Stock issuable upon conversion of the Notes would have been entitled if such shares of Common Stock had been outstanding at the time of the applicable vote and related record date and (iii) shall be entitled to notice of any stockholders' meeting in accordance with the Certificate of Incorporation and By-Laws of the Company.

        Section 6.02.  No Changes to Voting Rights.   So long
as any of the principal amount of the Notes is outstanding, the Company shall not, without the written consent or affirmative vote of Noteholders which in the aggregate own more than 50% of the aggregate principal amount of the Notes then outstanding, at a meeting called for that purpose of the Noteholders, amend, alter or repeal, whether by merger, consolidation, combination, reclassification or otherwise, the Certificate of Incorporation or By-laws of the Company or of any provision thereof (including the adoption of a new provision thereof) which would result in an alteration or circumvention of the voting powers or other rights of the Notes; provided, however that any such amendment or alteration that changes the interest payable on, or the principal amount of, the Notes shall require the affirmative vote at a meeting of holders of the Notes duly called for such purpose, or the written consent, of the holders of 100% of the aggregate principal amount of the Notes then outstanding.

        Section 6.03.  Stockholder Approval Required.   The
consent or votes required in Section 6.02 above shall be in addition to any approval of stockholders of the Company which may be required by law or pursuant to any provision of the Company's Certificate of Incorporation or By-Laws, which approval shall be obtained by vote of the stockholders of the Company in the manner provided in Section 6.01 above.


                          ARTICLE VII

                            DEFAULTS

        If one or more of the following events ("Events of Default") shall have occurred and be continuing:

        (a) the Company shall fail to pay when due any principal of the Notes, or shall fail to pay within fifteen days of the due date thereof any interest or other amount payable hereunder;

        (b) the Company shall fail to observe or perform any covenant or agreement contained in the Notes (other than those covered by clause (a) above) for 30 days after written

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   notice thereof has been given to the Company by the
   Noteholder;

        (c) the Company (i) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, conservator, liquidator, custodian or other similar official of it or any substantial part of its property, or (ii) shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or
   (iii) shall make a general assignment for the benefit of creditors, or (iv) shall fail generally to pay its debts as they become due, or (v) shall take any corporate action to authorize any of the foregoing;

        (d) an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, conservator, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against the Company under the Federal bankruptcy laws as now or hereafter in effect;

        (e) a judgment or order for the payment of money in excess of $5,000,000 shall be rendered against the Company or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days;

then, and in every such event, unless such Event of Default is no longer continuing, the Noteholder may by notice to the Company accelerate the maturity of the Notes by declaring the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided that in the case of any of the Events of Default specified in subsection (c) or (d) above with respect to the Company, without any notice to the Company or any other act by the Noteholder, the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.


                         ARTICLE VIII

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                         MISCELLANEOUS

        SECTION 8.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party, at its address, telex number or facsimile number set forth on the signature pages hereof or such other address, telex number or facsimile as such party may hereafter specify for the purpose of notice
to the other party.   Each such notice, request or other
communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate confirmation is received, or (iii) if given by any other means, when delivered at the address specified in this Section.

        SECTION 8.02. No Waivers. No failure or delay by the Noteholder in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

        SECTION 8.03. Amendments, Waivers and Issuance. (a) Any provision of the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and Noteholders which in the aggregate own more than 50% of the aggregate principal amount of the Notes.

        (b) The Company will not issue more than $60,000,000 aggregate principal amount of the Notes without the consent of Noteholders which in the aggregate own more than 50% of the aggregate principal amount of the Notes.

        SECTION 8.04.  Governing Law.  The Notes shall be
governed by and construed in accordance with the laws of the State of New York.


                            AIR & WATER TECHNOLOGIES
                                 CORPORATION



                            By________________________
                              Name:
                              Title:



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